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                                                                   Exhibit 10.08

                             CONSULTING AGREEMENT
                             --------------------

          This CONSULTING AGREEMENT (the "Agreement") is made and entered into as of October 15, 1997, by and between Choice Hotels International, Inc., a Delaware corporation to be renamed "Sunburst Hospitality Corporation" ("Choice") and Choice Hotels Franchising, Inc., a Delaware corporation to be renamed Choice Hotels International, Inc. ("Franchising").

                                   RECITALS
                                   --------

          WHEREAS, Franchising is currently a wholly owned subsidiary of Choice;

          WHEREAS, Choice has determined to separate its hotel franchising business from its hotel acquisition, development and ownership business pursuant to a special dividend consisting of the distribution (the "Distribution") to Choice stockholders of all outstanding shares of Franchising common stock;

          WHEREAS, in order to implement the Distribution, Choice and Franchising have entered into a Distribution Agreement dated as of October 15, 1997 (the "Distribution Agreement"); and

          WHEREAS, in connection with the Distribution, Choice and Franchising have agreed that Choice will provide to Franchising certain consulting and advisory services, as described more fully herein;

          NOW THEREFORE, in consideration of the mutual covenants contained herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


     1.   Consulting Services.
          -------------------


          1.1.  Services to be Rendered.  Upon the request of Franchising,
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Choice shall provide various consulting and advisory services to Franchising related to financial issues affecting Franchising, including, without limitation, transitional issues related to the appointment by Franchising of a Chief Financial Officer.

          1.2.  Timing.  Any services provided by Choice hereunder shall be
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rendered as promptly as possible taking into account the particular circumstances of each request and the time reasonably necessary to provide a report or evaluation. Franchising shall provide all pertinent information relating to each assignment as reasonably requested by Choice.

           1.3.  Services Advisory Only.  It is further understood and agreed
                 ----------------------
between the parties that the services to be provided to Franchising hereunder by Choice are consultative and advisory in nature only and that under no circumstances shall Choice be under any obligation to provide any day-to-day management services with respect to Franchising.
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     2.   Compensation.
          ------------

          2.1.  Annual Retainer.  For and in consideration of the continued
                ---------------
agreement of Choice to render to Franchising the services listed in Section 1, Choice will be entitled to a retainer fee for each twelve month period ended October 31 (or any portion thereof) during the term of this Agreement (the "Annual Retainer") in an amount equal to thirty percent (30%) of the annual compensation (including base salary, incentive bonus and fringe benefits) paid to James A. MacCutcheon by Choice during such period (or portion thereof) pursuant to Mr. MacCutcheon's employment agreement as in effect on the date hereof (the "Employment Agreement"). The Annual Retainer shall be payable in equal monthly installments (based on Choice's good faith estimate of the Annual Retainer), with appropriate adjustments to the actual amount to be made on October 31 of each year during the term of this Agreement.

          2.2.  Out-of-Pocket Expenses.  Franchising will be responsible for the
                ----------------------
reimbursement to Choice of its reasonable out-of-pocket expenses incurred in connection with the provision of services hereunder. Reimbursement shall be made on a monthly basis upon receipt of an invoice describing the nature and amount of such expenses. Payment shall be made within ten (10) business days of receipt of an invoice.

          2.3.  Termination Fee.  In the event that Franchising elects to
                ---------------
terminate this Agreement pursuant to the terms of Section 3.2 hereof, in addition to any Annual Retainer then due to Choice under Section 2.1, Franchising shall pay to Choice a termination fee equal to thirty percent (30%) of the aggregate amount payable to Mr. MacCutcheon under the Employment Agreement as a result of Mr. MacCutcheon's separation from Choice. Such amount (or any portion thereof) shall be payable to Choice within fifteen (15) days after Choice pays such amounts (or such portion thereof) to Mr. MacCutcheon.


     3.   Term.
          ----

          3.1. This Agreement shall have a term commencing on the date hereof and automatically terminating on November 1, 2001, unless otherwise terminated prior to such date pursuant to Section 3.2 below.

          3.2. In the event that Mr. MacCutcheon ceases to be employed by Choice for any reason, this Agreement shall be terminable, at the election of Choice or Franchising, effective upon the date Mr. MacCutcheon ceases to be so employed.


     4.   Cooperation.  A policy of full cooperation shall prevail between the
          -----------
parties and their authorized representatives with respect to all matters contemplated by this Agreement. Each party agrees in good faith to cooperate with the other party and keep each other (through designated representatives) regularly and reasonably informed of the information, preparation and review of the matters upon which Franchising desires Choice's consultation and advice.


     5.   Designated Representatives.  For the purpose of ensuring effective
          --------------------------
liaison between the parties, each party will designate in writing an individual who will be the respective representative of such party through whom all communications regarding the performance of the services to be provided hereunder shall be channeled.
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     6.   Franchising's Responsibility.  Notwithstanding the consultation and
          ----------------------------
advice to be rendered hereunder, it is understood that Franchising shall remain fully responsible for the management of its business and that Choice will act in an advisory capacity only. Choice will not be deemed, in any manner, to be responsible to, or to have control or charge over, the operations of Franchising. Franchising shall have no obligation to implement any recommendations or advice rendered by Choice.

     7.   Agency, Comercially Reasonalbe Efforts.  In performing its services
          --------------------------------------
hereunder, Choice shall be an independent contractor and neither party shall be an agent or representative of the other except as may be specifically authorized in advance in writing. Choice shall only be required to exert its comercially reasonable efforts to the attainment of the objectives of this Agreement. In no event may any provision of this Agreement be construed as or otherwise constitute a guarantee by Choice that the objectives of this Agreement, i.e., to provide an additional level of oversight and analysis of the financial operations of Franchising will necessarily be attained, it being recognized by the parties that Franchising shall be fully responsible for its business and operations and that, in any event, intervening events over which neither party has any control may preclude the realization in whole or in part of such objectives.

     8.   Warranties.  In performing any services hereunder, Choice makes no
          ----------
representation or warranty, expressed or implied, regarding the sufficiency of any advice or consultation it may render. Franchising recognizes that the consulting and advisory services to be provided by Choice hereunder may often involve questions of judgment on which reasonable people may differ. Any responsibility of Choice hereunder shall be limited solely to its gross negligence or intentional misconduct.

     9.   Default Termination.  This Agreement may be terminated on 30 days
          -------------------
written notice by either party if the other party shall fail to perform or observe any obligation or requirement of this Agreement and such failure shall continue for 30 days after written notice thereof, specifying the nature and extent of such default, provided however that if upon receipt of such notice the other party shall (if such default is not capable of being cured within 30 days) promptly commence to cure the default and shall thereafter diligently pursue such efforts to completion, then such notice shall be of no force and effect.

     10.  Assignment.  Neither party may assign or transfer this Agreement nor
          ----------
its risks or obligations hereunder without the prior written consent of the other party except that either party may assign this Agreement to an affiliated corporation or partnership. No such assignment shall relieve the assignor of any liability hereunder.

     11.  Indemnification.  Franchising hereby agrees to indemnify, defend and
          ---------------
hold harmless Choice and each of its officers, directors and employees from and against all claims, demands, losses, liabilities, actions, lawsuits and other proceedings, judgments and awards and costs and expenses (including, without limitation, reasonable attorneys fees and disbursements) arising directly or indirectly in whole or in part out of any (i) action hereunder by Choice made in good faith and in a reasonable expectation that such action shall be for the best interest of Franchising or (ii) any unintentional omission by Choice.
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     12.  Parties Bound.  This Agreement shall inure to the benefit of and be
          -------------
binding upon the parties hereto and their respective successors and permitted assigns, and nothing herein expressed or implied shall be construed to give any other person any legal or equitable rights hereunder.

     13.  Entire Agreement.   This Agreement constitutes the entire
          ----------------
understanding between the parties concerning the subject matter hereof and supersedes all prior written or oral communications between the parties relating hereto.

     14.  Notices.  All notices, consents, approvals and other communications
          -------
given or made pursuant hereto shall be in writing and shall be effective when delivered personally or by overnight courier or by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):


               (a)  if to Choice:

                    Sunburst Hospitality Corporation
                    10770 Columbia Pike
                    Silver Spring, Maryland 20901
                    Attention:  General Counsel


               (b)  if to Franchising:

                    Choice Hotels Franchising, Inc.
                    10750 Columbia Pike
                    Silver Spring, Maryland 20901
                    Attention:  General Counsel


     15.  Amendment; Waiver.  This Agreement shall not be amended except in a
          -----------------
written amendment executed by the parties. The waiver by either party of any breach of any term or condition of this Agreement shall not constitute any waiver of any subsequent breach or justify the effectiveness of that term or condition.

     16.  Titles and Headings.  Titles and headings to sections herein are
          -------------------
inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretations of this Agreement.

     17.  Legal Enforceability.  Any provision of this Agreement which is
          --------------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without prejudice to any rights or remedies otherwise available to any party hereto, each party hereto acknowledges that damages would be an
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inadequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the parties hereunder shall be specifically enforceable.

     18.  Governing Law.  All controversies and disputes arising out of or under
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this agreement shall be determined pursuant to the laws of the State of
Maryland, without regard to the principles of conflicts of laws thereof.

     19.  Arbitration of Disputes.
          -----------------------


          (a) Any dispute, controversy or disagreement ("Dispute") between the parties related to the obligations of the parties under this Agreement in respect to which an amicable resolution cannot be reached shall be submitted for mediation to a committee made up of an equal number of non-common members of each company's Board of Directors ("Committee"). If the parties are unable to reach an amicable resolution of a Dispute within thirty days after submission to the Committee, then, to the maximum extent allowed by law, the Dispute shall be submitted and resolved by final and binding arbitration in Baltimore, Maryland administered by JAMS-Endispute in accordance with JAMS-Endispute's rules of practice then in effect or such other procedures as the parties may agree upon; provided, however, that any party may seek injunctive relief and enforcement of any award rendered pursuant to the arbitration provisions of this Section 21 by bringing a suit in any court of competent jurisdiction. Any award issued as a result of such arbitration shall be final and binding between the parties thereto and shall be enforceable by any court having jurisdiction over the party against whom enforcement was sought and application may be made to such court for judicial acceptance of the award and order of enforcement. The fees and expenses of arbitration (including reasonable attorneys' fees) shall be paid by the party that does not prevail in such arbitration.

          (b) If any party to this Agreement brings an action to enforce its rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including without limitation reasonable attorneys' fees, incurred in connection with such action, including any appeal of such action.

          (c) Nothing contained in this Section 21 shall limit or restrict in any way the right or power of a party at any time to seek injunctive relief in any court and to litigate the issues relevant to such request for injunctive relief before such court (i) to restrain the other party from breaching this Agreement or (ii) for specific enforcement of this Section 21. The parties agree that any legal remedy available to a party with respect to a breach of this Section 21 will not be adequate and that, in addition to all other legal remedies, each party is entitled to an order specifically enforcing this Section 21.

          (d) The Parties hereby consent to the jurisdiction of the federal courts located in the State of Maryland for all purposes under this Agreement.

          (e) Neither party nor the arbitrators may disclose the existence or results of any arbitration under this Agreement or any evidence presented during the course of the arbitration without the prior written consent of both parties, except as required to fulfill applicable disclosure and reporting obligations, or as otherwise required by law.
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     20.  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, which shall be considered one and the same agreement. This Agreement shall become effective when one or more counterparts have been signed by each party and delivered to the party, it being understood that both parties need not sign the same counterpart.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date above written.

                              CHOICE HOTELS INTERNATIONAL, INC.,
                              a Delaware Corporation



                              By:  __________________________________
                                   Name:
                                   Title


                              CHOICE HOTELS FRANCHISING, INC.,
                              a Delaware Corporation



                              By:  __________________________________
                                   Name:
                                   Title